EXHIBIT 99.1

Agreement

Agreement (“Agreement”) entered into, as of April 2, 2007, by and among the parties executing this Agreement as set forth on the signature pages hereto.

In connection with the proposed changes in the board of directors of Breeze-Eastern Corporation (“Breeze-Eastern”), each of the undersigned parties to this Agreement (each an “Interested Party” and collectively, the “Interested Parties”) agrees, as of April 2, 2007, as follows:

1.     Breeze-Eastern Securities.

(a) As of the date hereof, each Interested Party represents that the Interested Parties and their Affiliated Shareholders as set forth on Exhibit A hereto beneficially own and have the sole or shared, as indicated, right to vote the securities of Breeze-Eastern set forth opposite such party’s name on Exhibit A hereto (the “Current Shareholder Securities”). Securities of Breeze-Eastern acquired by the Interested Parties and their Affiliated Shareholders after the date hereof shall be referred to herein as “Additional Shareholder Securities.” Each Interested Party shall promptly notify the other Interested Parties of any Additional Shareholder Securities acquired by such Interested Party or its Affiliated Shareholders after the date hereof. For purposes of this Agreement, “Affiliated Shareholders” are defined as persons or entities that directly or indirectly control, are controlled by or are under common control with the Interested Party. Control of a person or entity means the power to direct, or to cause the direction of, the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

(b) Each Interested Party agrees, for itself and on behalf of its Affiliated Shareholders, not to sell, assign, transfer, loan or otherwise dispose of (any such transaction being herein collectively called a “Transfer”), or to advise any of its Affiliated Shareholders to Transfer, during the term of this Agreement, all or any of the Current Shareholder Securities (and Additional Shareholder Securities, upon their acquisition), or the right to vote such Current Shareholder Securities (and any Additional Shareholder Securities), which are beneficially owned by such Interested Party or its Affiliated Shareholder, as applicable.

For purposes of this Agreement, “Meeting Date” shall mean the date of the 2007 Meeting. “2007 Meeting” shall mean the annual meeting of the stockholders of Breeze-Eastern to be held in calendar year 2007 or any special meeting of stockholders called for the purpose of electing directors in calender year 2007, and any adjournments or postponements thereof.

2.     Voting of Current Shareholder Securities and Additional Shareholder Securities. Each Interested Party shall, for itself and on behalf of its Affiliated Shareholders:

(a) during the term of this Agreement, retain, and not in any way compromise or encumber, the right to vote any Current Shareholder Securities (and Additional Shareholder Securities, upon their acquisition) beneficially owned by such Interested Party or Affiliated Shareholder, as applicable;

(b) take such commercially reasonable actions as may be required so that it may vote its Current Shareholder Securities and Additional Shareholder Securities, and cause any person with whom it has shared voting power to vote such securities at the 2007 Meeting; and

(c) on the Meeting Date, (x) attend the 2007 Meeting in person or by proxy such that all Current Shareholder Securities and Additional Shareholder Securities held by such Interested Party and its Affiliated Shareholders are represented at such meeting, (y) at the 2007 Meeting, vote such Current Shareholder Securities and Additional Shareholder Securities in person or by proxy in the manner set forth in Exhibit B hereto with respect to each of the actions described therein (the “Actions”), and in favor of any ancillary or procedural actions or matters related to giving effect to the Actions or required to effect the approval of the Actions (but in no event in contravention of any of the Actions), and (z) at the 2007 Meeting, not vote any such Current Shareholder Securities and Additional Shareholder Securities other than as set forth in Exhibit B hereto and any ancillary or procedural actions or matters related to the Actions or required to effect the approval of the Actions (but in no event in contravention of any of the Actions).

3.     Expenses. Each Interested Party shall be responsible for its Share (as defined below) of all reasonable out-of-pocket and third-party expenses (including, without limitation, fees and disbursements of counsel, proxy solicitators or other professionals and advisors engaged by or to act on behalf of the Interested Parties with respect to matters set forth herein) incurred or to be incurred in connection with, the matters described by this Agreement or the Group Schedule 13D (as hereinafter defined), Proxy Statement solicitation of proxies and the Actions or transactions contemplated hereby or thereby (in each case, to the extent not reimbursed by Breeze-Eastern). Notwithstanding anything to the contrary, each Interested Party shall be fully responsible for all such expenses arising out of such Interested Party’s (or its Affiliated Shareholders’ or any of their respective affiliates’) gross negligence, fraud, bad faith or willful misconduct. For the purposes of this Agreement, an Interested Party’s Share shall be as set forth in Exhibit C.

4.     Cooperation. Each Interested Party shall (a) use reasonable efforts to assist each other and timely provide all necessary or desirable information to each other and (b) to execute and deliver such additional documents, in each case, as may be reasonably required in order to effect the Actions and transactions contemplated by this Agreement and the Schedule 13D in respect of the parties’ collective beneficial ownership of securities of Breeze-Eastern (as a “Group”), as may be amended from time to time (the “Group Schedule 13D”). Each party to this Agreement agrees, to the extent required by, and in accordance with, applicable federal securities laws, to update any information pertaining to such party in the Group Schedule 13D or any amendments thereto. Each Interested Party shall promptly, and in no event later than one business day following the acquisition of a beneficial interest in Additional Shareholder Securities by the Interested Party or its Affiliated Shareholders, provide such information to the other Interested Parties as is reasonably necessary with respect to any amendment of the Schedule 13D. Until the third anniversary of this Agreement, each of the Interested Parties agrees to cooperate, to the extent reasonable, including without limitation in a joint defense, with respect to any claim or action of any kind, at law or equity, or any appeal of any decision thereof, threatened in writing, initiated or pending which in any manner attempts to prevent, forestall or invalidate the consummation of any of the Actions or any matter contemplated by this Agreement or the Group Schedule 13D, or in a joint prosecution or other declaratory action which attempts to effectuate any matter contemplated by this Agreement or the Group Schedule 13D; provided,however, if any claim is pending by or against the Interested Parties on the third anniversary of this Agreement, this Agreement shall continue in full force and effect until such claim is finally resolved.

5.     Liability. Except as set forth in Sections 3 and 11 hereof or resulting from any breach of any Interested Party’s representations, warranties or covenants hereunder, no Interested Party nor any of its Affiliated Shareholders nor any of their respective affiliates, partners, employees, counsel, agents or representatives shall be liable to any other Interested Party or their Affiliated Shareholders or any of their respective affiliates, partners, employees, counsel, agents or representatives, in each case for any loss, liability, damage or expense arising out of or in connection with this Agreement or the Group Schedule 13D or the Actions or transactions contemplated hereby or thereby, except to the extent such loss, liability, damage or expense is caused by such Interested Party’s gross negligence, fraud, bad faith or willful misconduct.

6.     Power; Binding Agreement; Non-Contravention; Misstatements; Omissions. Each Interested Party represents, as to itself only, that: (a) it has the full right, power and authority to enter into this Agreement and perform all of its obligations hereunder; (b) neither the execution, delivery nor performance of this Agreement by such party will violate the charter, by-laws or other organizational or constitutive documents of such party, or any other agreement, contract or arrangement to which such party is a party or is bound, including any voting agreement, stockholders agreement or voting trust; (c) this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding agreement of such party, enforceable in accordance with its terms; (d) neither the execution or delivery of this Agreement by such party will (i) require any material consent or approval of or filing with any governmental or other regulatory body, other than filings required under the federal or state securities laws, or (ii) constitute a violation of, conflict with or constitute a default under (A) any material law, rule or regulation applicable to such party, or (B) any material order, judgment or decree to which such party is bound; and (e) the Interested Party and its Affiliated Shareholders have the right to vote the Current Shareholder Securities as set forth on Exhibit A.

7.     Notices. All notices, correspondence and information related to this Agreement should be sent to the Interested Parties at the addresses set forth below:

Wynnefield Partners Small Cap Value, L.P.
450 Seventh Avenue, Suite 509
New York, New York 10123
Attention: Nelson Obus

Terrier Partners LP
145 East 57th Street, 10th Floor
New York, NY 10022
Attention: Bobby Melnick

Goldsmith & Harris Incorporated
80 Pine Street
New York, NY 10005
Attention: Philip W. Goldsmith

In all cases with a copy to:
Kane Kessler, P.C.
1350 Avenue of the Americas
New York, NY 10019
Attention: Jeffrey S. Tullman, Esq.

8.     Amendments; Successors. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each Interested Party. This Agreement shall inure to the benefit of and be binding on each Interested Party and their respective successors. This Agreement is non-assignable.

9.     Termination. Except as otherwise set forth in Section 4 hereof, this Agreement will terminate upon the earlier to occur of (x) December 31, 2007, unless such date is extended by agreement of the Interested Parties, and (y) the date of the 2007 Meeting at which the Actions set forth on Exhibit A have been voted on; provided that no matter shall be considered consummated hereunder, or the obligations of the Interested Parties terminated hereunder, while any claim or action of any kind, at law or equity, or any appeal of any decision thereof, is threatened in writing, initiated or pending which in any manner attempts to prevent, forestall or invalidate any of the Actions or matters contemplated thereby. Any termination of this Agreement pursuant to this Section 9 shall occur without any liability or continuing obligation of any party to any other party; provided, that the reimbursement obligations set forth in Section 3, and the obligations to cooperate and provide information set forth in Section 4 shall survive any such termination. Notwithstanding anything to the contrary, including any continuing obligations to cooperate hereunder, upon termination of this Agreement, no Interested Party intends to be, and shall no longer be, part of a “group” for any purpose, including for purposes of the federal securities laws.

10.     Public Announcements. No Interested Party shall issue any written press release or make any other public statement regarding the Actions or other transactions contemplated by this Agreement or the Group Schedule 13D without the prior consent of the other Interested Parties.

11.     Representation. Each Interested Party represents and agrees that, to the best of its knowledge, the information about such Interested Party or any of its Affiliated Shareholders contained or which is required to be contained in the Group Schedule 13D or any amendment thereto is accurate, correct and complete in all material respects as of date of the applicable filing. Damages for any breach of the foregoing representation shall include not only judgments and amounts paid in settlement (with the approval of the misrepresenting Interested Party), but also other losses (excluding loss of value of the securities held or to be held) incurred by any other party to this Agreement.

12.     Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.

13.     Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of laws provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

14.     Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority by judgment or order no longer subject to review, to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date and year first above written

INTERESTED PARTY

Wynnefield Partners Small Cap Value, L.P.

By:	Wynnefield Capital Management, LLC, Its General Partner By:/s/ Nelson Obus Name: Nelson Obus Title: Co-Managing Member

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date and year first above written

INTERESTED PARTY

Terrier Partners LP

By:	B Doggy LLC, General Partner By: /s/ Bobby Melnick Name: Bobby Melnick Title: Managing Member

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on the date and year first above written

INTERESTED PARTY

GOLDSMTH & HARRIS INCORPORATED

By: /s/ Philip W. Goldsmith
       Philip W. Goldsmith, Chairman

EXHIBIT A

INTERESTED PARTY	Interested Party Securities

Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”)	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	371,933 0

AFFILIATED SHAREHOLDERS	Affiliated Shareholder Securities

Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”)	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	513,645 0

Wynnefield Small Cap Value Offshore Fund, Ltd.(“Wynnefield Offshore”)	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	549,255 0

Channel Partnership II, L.P. (“Channel”)	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	38,400 0

Wynnefield Capital Management, LLC (“WCM”)	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	(1) 0

Wynnefield Capital, Inc.(“WCI”)	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	(2) 0

Nelson Obus	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	(3) (4)

Joshua Landes	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	0 (4)

(1) WCM is the sole general partner of the Wynnefield Partners and Wynnefield Partners I and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Common Shares that Wynnefield Partners and Wynnefield Partners I beneficially own.

(2) WCI is the sole investment manager of Wynnefield Offshore and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Common Shares that Wynnefield Offshore beneficially owns.

(3) Mr. Obus is the general partner of Channel and accordingly, Mr. Obus may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Common Shares that Channel may be deemed to beneficially own.

(4) Messrs. Obus and Landes are executive officers of WCI and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Common Shares that WCI may be deemed to beneficially own. In addition, each of Messrs. Obus and Landes are the co-managing members of WCM, and accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Common Shares that WCM may be deemed to beneficially own.

INTERESTED PARTY	Interested Party Securities
Goldsmith & Harris Incorporated	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	10 0

AFFILIATED SHAREHOLDERS	Interested Party Securities
Goldsmith & Harris Capital Appreciation LLC ( “GHCA”)	Number of shares of common stocks with (i) Sole right to vote: (ii) Shared right to vote:	0 67,703

Goldsmith & Harris Asset Management LLC (“GHAM”)	Number of shares of common stocks with (i) Sole right to vote: (ii) Shared right to vote:	0 (1)

Philip W. Goldsmith	Number of shares of common stocks with (i) Sole right to vote: (ii) Shared right to vote:	24,490 (2)

Jay R. Harris	Number of shares of common stocks with (i) Sole right to vote: (ii) Shared right to vote:	193,500 (2)

Armand B. Erpf	Number of shares of common stocks with (i) Sole right to vote: (ii) Shared right to vote:	0 (2)

(1) GHAM may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Common Shares held by GHCA by virtue of its position as investment advisor of GHCA.

(2) Messrs. Harris, Goldsmith and Erpf may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of Common Shares that GHAM may be deemed to beneficially own through their positions as Managing Directors of GHAM, a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, through which they share investment discretion and voting control over the Common Shares held by GHCA.

INTERESTED PARTY	Interested Party Securities

Terrier Partners LP ("Terrier Partners")	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	187,500 0

AFFILIATED SHAREHOLDERS	Affiliated Shareholder Securities
B Doggy LLC ("B-Doggy")	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	(1)

Bobby Melnick	Number of shares of common stock with (i) Sole right to vote: (ii) Shared right to vote:	(2)

(1) B-Doggy is the sole general partner of Terrier Partners and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Common Shares that Terrier Partners may be deemed to beneficially own.

(2) Mr. Melnick is the sole manager of B-Doggy and, accordingly, Mr. Melnick may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the Common Shares that B-Doggy may be deemed to beneficially own.

EXHIBIT B

Actions to be Voted on

1. Against any adjournment or postponement of the 2007 Meeting until a vote has occurred on each of the items below.

2. For the election at the 2007 Meeting of four director nominees which currently are not members of the Board of Directors, the identity of whom is to be agreed to by all of the Interested Parties. In the event Breeze-Eastern purports to increase the number of directorships pursuant to its Bylaws or otherwise increases the number of directors to be elected at the 2007 Meeting, the Interested Parties may nominate additional persons as directors to fill any vacancies created by the increase or to fill any additional positions on the board which the stockholders shall vote on at the 2007 Meeting.

3. For the re-election of four incumbent directors of Breeze-Eastern, the identity of whom is to be agreed to by all of the Interested Parties, assuming such directors’ willingness to serve, and the inclusion of such directors on the Interested Parties’ proxy and ballot setting forth the nominees described in Item 2 above or upon agreement of all of the Interested Parties, to withhold votes or vote against all director nominees, other than those nominated pursuant to item 2 above.

EXHIBIT C

Interested Party	Interested Party Share

Wynnefield Partners Small Cap Value, L.P.	59.8%

Goldsmith & Harris Incorporated	33.3%

Terrier Partners LP	6.9%